Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of MidSouth Bancorp, Inc. on Form S-4 of our report dated February 27, 2004, appearing in the Annual Report on Form 10-KSB of MidSouth Bancorp, Inc. for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

New Orleans, Louisiana
August 5, 2004

          /s/ Deloitte & Touche LLP

          Deloitte & Touche LLP